PBF Energy Reports Fourth Quarter and Full Year 2025 Results, Declares Dividend of $0.275 per Share
•Fourth quarter income from operations of $128.0 million (excluding special items, fourth quarter income from operations of $99.4 million)
•Full year loss from operations of $54.3 million (excluding special items, full year loss from operations of $479.5 million)
•Declares quarterly dividend of $0.275 per share
•Martinez refinery restart on schedule

PARSIPPANY, NJ - February 12, 2026 - PBF Energy Inc. (NYSE:PBF) today reported fourth quarter 2025 income from operations of $128.0 million as compared to loss from operations of $383.2 million for the fourth quarter of 2024. Excluding special items, fourth quarter 2025 income from operations was $99.4 million as compared to loss from operations of $427.9 million for the fourth quarter of 2024.

The company reported fourth quarter 2025 net income of $79.1 million and net income attributable to PBF Energy Inc. of $78.4 million or $0.66 per share. This compares to net loss of $292.6 million, and net loss attributable to PBF Energy Inc. of $289.3 million or $(2.54) per share for the fourth quarter of 2024. Special items in the fourth quarter 2025 results, which increased our net income by a net, after-tax benefit of $21.0 million, or $0.17 per share, consisted of gains on insurance recoveries associated with the February 1, 2025 fire at the Martinez refinery (the "Martinez refinery fire") and our share of the St. Bernard Renewables LLC ("SBR") lower-of-cost-or-market ("LCM") inventory adjustment, partially offset by PBF's LCM inventory adjustment, expenses associated with the Martinez refinery fire, costs related to PBF's Refinery Business Improvement ("RBI") initiative, and a LIFO decrement. Adjusted fully-converted net income for the fourth quarter 2025, excluding special items, was $57.8 million, or $0.49 per share on a fully-exchanged, fully-diluted basis, as described below, compared to adjusted fully-converted net loss of $324.5 million or $(2.82) per share, for the fourth quarter 2024.
PBF's President and Chief Executive Officer Matthew Lucey said, “2025 presented significant challenges and opportunities for PBF. Early in the year, unexpected downtime at our Martinez refinery resulted in substantial work and an unplanned use of resources. However, while this challenge was being addressed, we were also able to pursue efficiencies across the company, improving our cost structure, and building a stronger operating base for the future. We are now in the final stages of restoration at Martinez, and our full system will soon be operational—positioning us well as the competitive landscape improves.”
Mr. Lucey continued, “Oil markets remain dynamic, and many recent headwinds are now converting to tailwinds for refiners, particularly for PBF. Global refining capacity remains structurally constrained, with expected demand growth and rationalization outpacing new capacity additions. In this environment, our highly-complex, predominantly coastal refining system positions us favorably for the next cycle.” Mr. Lucey concluded, “Our focus remains unwavering: safety, reliability, equipment availability, and environmentally responsible operations. By executing on these fundamentals, we will position our refineries to capture the market opportunities ahead.”

Loss from operations was $54.3 million for the year ended December 31, 2025 as compared to loss from operations of $699.0 million for the year ended December 31, 2024. Excluding special items, loss from operations was $479.5 million for the year ended December 31, 2025 as compared to loss from operations of $588.0 million for the year ended December 31, 2024.
Adjusted fully-converted net loss for the year ended December 31, 2025, excluding special items, was $474.6 million, or $(4.13) per share on a fully-exchanged, fully-diluted basis, as compared to an adjusted fully-converted net loss, excluding special items, of $456.1 million, or $(3.89) per share, for the year ended December 31, 2024.
PBF Energy Inc. Declares Dividend
The company announced today that it will pay a quarterly dividend of $0.275 per share of Class A Common Stock on March 11, 2026, to shareholders of record at the close of business on February 25, 2026.

Martinez Refinery Update
Construction activities are expected to be complete by February 16, 2026, at the 157,000 barrel per day Martinez, California refinery following the February 1, 2025, incident. The commissioning phase of utility systems and certain idled equipment has been underway since early January, and a sequenced restart of the refinery will progress following successful completion of quality assurance and control processes. We expect that start-up of the Catalytic Cracking Unit will be complete in the first week of March.

As previously disclosed, the company expects the fire-related cost of restoring the refinery to full operational status will largely be covered by insurance, subject to the company’s deductible and retentions totaling $30 million. Further, beyond the initial 60-day waiting period, the company expects that its business interruption insurance will significantly offset the financial loss resulting from the downtime through the restart of the refinery. This coverage commenced on April 3, 2025. In the fourth quarter, PBF's insurers paid a third, unallocated, installment of insurance proceeds of $393.5 million, totaling $893.5 million of unallocated insurance reimbursements received in 2025, net of deductibles and retentions. The timing and amount of any agreed future payments will be dependent on the quantum of actual, covered expenditures and calculated losses.

PBF Guidance Update and Outlook
PBF ended 2025 with clear priorities for 2026. We are committed to running all of our assets in a safe, reliable and environmentally responsible manner. We are finalizing the work to restore full operational capability at our Martinez refinery and continuing to progress our RBI program, which is focused on improving reliability and efficiency across our system. In 2025, the RBI program generated in excess of [$230] million of run-rate cost improvements, expected to be fully realized in 2026. We are identifying and implementing additional efficiency and reliability measures throughout 2026 and expect to achieve run-rate cost improvements of [$350] million by year-end 2026. Beyond improving operations, we expect to realize the benefits of the RBI program in our refinery operating expenses and our capital and turnaround programs.

At year-end, we had approximately $530 million of cash and approximately $1,620 million of net debt. We paid approximately $126 million in dividends in 2025.

In 2026, PBF is committed to investing in the business by conducting extensive maintenance and multiple turnarounds across our refining system. In addition to the ongoing repair work at our Martinez refinery, our current planned turnaround schedule for the first half of 2026 is as follows:

•Torrance - Q1, CHD/HDT
•Martinez - Q2, Hydrocracker

Timing and throughput ranges provided reflect current expectations and are subject to change based on market conditions and other factors. First quarter throughput expectations are included in the table below.

Expected throughput ranges (barrels per day)
	First Quarter 2026
	Low	High
East Coast	280,000	300,000
Mid-continent	135,000	145,000
Gulf Coast	175,000	185,000
West Coast	220,000	240,000
Guidance constitutes forward-looking information and is based on current PBF Energy operating plans, company assumptions and configuration. All figures and timelines are subject to change based on a variety of factors, including market and macroeconomic factors, as well as company strategic decision-making and overall company performance.
Renewable Diesel
SBR averaged approximately 16,700 barrels per day of renewable diesel production in the fourth quarter. Renewable diesel production for the first quarter is expected to average approximately 16,000 to 18,000 barrels per day.
Adjusted Fully-Converted Results
Adjusted fully-converted results assume the exchange of all PBF Energy Company LLC Series A Units and dilutive securities into shares of PBF Energy Inc. Class A common stock on a one-for-one basis, resulting in the elimination of the noncontrolling interest and a corresponding adjustment to the company's tax provision.
Non-GAAP Measures
This earnings release, and the discussion during the management conference call, may include references to Non-GAAP (Generally Accepted Accounting Principles) measures including Adjusted Fully-Converted Net Income (Loss), Adjusted Fully-Converted Net Income (Loss) excluding special items, Adjusted Fully-Converted Net Income (Loss) per fully-exchanged, fully-diluted share, Income (Loss) from operations excluding special items, gross refining margin, gross refining margin excluding special items, gross refining margin per barrel of throughput, EBITDA (Earnings before Interest, Income Taxes, Depreciation and Amortization), EBITDA excluding special items, Adjusted EBITDA, net debt, net debt to capitalization ratio and net debt to capitalization ratio excluding special items. PBF believes that Non-GAAP financial measures provide useful information about its operating performance and financial results. However, these measures have important limitations as analytical tools and should not be viewed in isolation or considered as alternatives for, or superior to, comparable GAAP financial measures. PBF's Non-GAAP financial measures may also differ from similarly named measures used by other companies.
See the accompanying tables and footnotes in this release for additional information on the Non-GAAP measures used in this release and reconciliations to the most directly comparable GAAP measures.
Conference Call Information
PBF Energy's senior management will host a conference call and webcast regarding quarterly results and other business matters on Thursday, February 12, 2026, at 8:30 a.m. ET. The call is being webcast and can be accessed at PBF Energy's website, http://www.pbfenergy.com. The call can also be accessed by dialing (800) 549-8228 or (646) 564-2877. The audio replay will be available approximately two hours after the end of the call and will be available through the company’s website.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements, and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's expectations with respect to its plans, objectives, expectations, and intentions with respect to the full and partial restart of the Martinez refinery following the Martinez refinery fire, the timing of such restart, the throughput of the Martinez refinery and anticipated insurance recoveries related to the Martinez refinery fire, the amount and the timing of cost savings and operational efficiencies to be achieved through the Company’s RBI Initiative as well as the Company's future earnings and operations overall, including those of our 50-50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements.
Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to procure necessary permits and equipment and materials required to rebuild the Martinez refinery; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable fuel production, and to realize the benefits from such acquisitions or investments; our ability to close divestitures and the timing thereof; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; tariffs and other trade measures and their effects on trading relationships; global geopolitical and other conflicts and tensions; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations, political developments and other events that are adverse to or restrict refining and marketing operations or could otherwise negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.
About PBF Energy Inc.
PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.
###

Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8981

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in millions, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues	$7,139.5	$7,351.3	$29,332.3	$33,115.3
Cost and expenses:
Cost of products and other	6,456.9	6,844.1	26,627.0	30,266.7
Operating expenses (excluding depreciation and amortization expense as reflected below)	669.0	655.8	2,646.0	2,606.2
Depreciation and amortization expense	145.6	159.9	630.3	614.6
Cost of sales	7,271.5	7,659.8	29,903.3	33,487.5
General and administrative expenses (excluding depreciation and amortization expense as reflected below)	107.6	66.8	332.3	260.4
Depreciation and amortization expense	3.6	3.4	14.4	13.2
Gain on insurance recoveries, net	(393.5)	—	(832.5)	—
Change in fair value of contingent consideration, net	—	—	—	(3.3)
Equity loss in investee	21.2	4.8	62.2	47.4
Loss on formation of SBR equity method investment	—	—	—	8.7
Loss (gain) on sale of assets	1.1	(0.3)	(93.1)	0.4
Total cost and expenses	7,011.5	7,734.5	29,386.6	33,814.3
Income (loss) from operations	128.0	(383.2)	(54.3)	(699.0)
Other income (expense):
Interest expense (net of interest income of $7.1, $7.7, $24.3, and $51.2, respectively)	(40.6)	(22.8)	(181.6)	(72.0)
Other non-service components of net periodic benefit cost	0.3	0.7	1.3	2.4
Income (loss) before income taxes	87.7	(405.3)	(234.6)	(768.6)
Income tax expense (benefit)	8.6	(112.7)	(74.1)	(228.4)
Net income (loss)	79.1	(292.6)	(160.5)	(540.2)
Less: net income (loss) attributable to noncontrolling interests	0.7	(3.3)	(2.0)	(6.4)
Net income (loss) attributable to PBF Energy Inc. stockholders	$78.4	$(289.3)	$(158.5)	$(533.8)

Net income (loss) available to Class A common stock per share:
Basic	$0.67	$(2.54)	$(1.39)	$(4.59)
Diluted	$0.66	$(2.54)	$(1.39)	$(4.60)
Weighted-average shares outstanding-basic	116,657,218	114,087,570	114,052,733	116,248,827
Weighted-average shares outstanding-diluted	119,122,545	114,950,350	114,915,513	117,111,607

Dividends per common share	$0.275	$0.275	$1.10	$1.025

Adjusted fully-converted net income (loss) and adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 1):
Adjusted fully-converted net income (loss)	$78.8	$(291.5)	$(160.1)	$(538.3)
Adjusted fully-converted net income (loss) per fully exchanged, fully diluted share	$0.66	$(2.54)	$(1.39)	$(4.60)
Adjusted fully-converted shares outstanding - diluted (Note 6)	119,122,545	114,950,350	114,915,513	117,111,607

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP (Note 7)
(Unaudited, in millions, except share and per share data)

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) AND ADJUSTED FULLY-CONVERTED NET INCOME (LOSS) EXCLUDING SPECIAL ITEMS (Note 1)	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss) attributable to PBF Energy Inc. stockholders	$78.4	$(289.3)	$(158.5)	$(533.8)
Less: Income allocated to participating securities	0.1	0.1	0.1	0.1
Income (loss) available to PBF Energy Inc. stockholders - basic	78.3	(289.4)	(158.6)	(533.9)
Add: Net income (loss) attributable to noncontrolling interest (Note 2)	0.6	(3.0)	(2.1)	(6.0)
Less: Income tax benefit (expense) (Note 3)	(0.1)	0.9	0.6	1.6
Adjusted fully-converted net income (loss)	$78.8	$(291.5)	$(160.1)	$(538.3)
Special Items (Note 4):
Add: LCM inventory adjustment	313.0	(154.5)	313.0	—
Add: LCM inventory adjustment - SBR	(2.2)	(14.7)	(10.4)	(18.9)
Add: LIFO inventory decrement	5.4	124.5	5.4	124.5
Add: Martinez refinery fire expenses	40.6	—	163.7	—
Add: Gain on insurance recoveries, net	(393.5)	—	(832.5)	—
Add: Costs related to RBI initiative	8.1	—	29.6	—
Add: Gain on sale of terminal assets	—	—	(94.0)	—
Add: Change in fair value of contingent consideration, net	—	—	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	—	—	8.7
Less: Recomputed income tax on special items (Note 3)	7.6	11.7	110.7	(28.8)
Adjusted fully-converted net income (loss) excluding special items	$57.8	$(324.5)	$(474.6)	$(456.1)

Weighted-average shares outstanding of PBF Energy Inc.	116,657,218	114,087,570	114,052,733	116,248,827
Conversion of PBF LLC Series A Units (Note 5)	862,780	862,780	862,780	862,780
Common stock equivalents (Note 6)	1,602,547	—	—	—
Fully-converted shares outstanding - diluted	119,122,545	114,950,350	114,915,513	117,111,607

Adjusted fully-converted net income (loss) per fully exchanged, fully diluted shares outstanding (Note 6)	$0.66	$(2.54)	$(1.39)	$(4.60)

Adjusted fully-converted net income (loss) excluding special items per fully exchanged, fully diluted shares outstanding (Note 4, 6)	$0.49	$(2.82)	$(4.13)	$(3.89)

RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO INCOME (LOSS) FROM OPERATIONS EXCLUDING SPECIAL ITEMS	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Income (loss) from operations	$128.0	$(383.2)	$(54.3)	$(699.0)
Special Items (Note 4):
Add: LCM inventory adjustment	313.0	(154.5)	313.0	—
Add: LCM inventory adjustment - SBR	(2.2)	(14.7)	(10.4)	(18.9)
Add: LIFO inventory decrement	5.4	124.5	5.4	124.5
Add: Martinez refinery fire expenses	40.6	—	163.7	—
Add: Gain on insurance recoveries, net	(393.5)	—	(832.5)	—
Add: Costs related to RBI initiative	8.1	—	29.6	—
Add: Gain on sale of terminal assets	—	—	(94.0)	—
Add: Change in fair value of contingent consideration, net	—	—	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	—	—	8.7
Income (loss) from operations excluding special items	$99.4	$(427.9)	$(479.5)	$(588.0)

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
EBITDA RECONCILIATIONS (Note 7)
(Unaudited, in millions)

	Three Months Ended		Year Ended
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA EXCLUDING SPECIAL ITEMS	December 31,		December 31,
	2025	2024	2025	2024
Net income (loss)	$79.1	$(292.6)	$(160.5)	$(540.2)
Add: Depreciation and amortization expense	149.2	163.3	644.7	627.8
Add: Interest expense, net	40.6	22.8	181.6	72.0
Add: Income tax expense (benefit)	8.6	(112.7)	(74.1)	(228.4)
EBITDA	$277.5	$(219.2)	$591.7	$(68.8)
Special Items (Note 4):
Add: LCM inventory adjustment	313.0	(154.5)	313.0	—
Add: LCM inventory adjustment - SBR	(2.2)	(14.7)	(10.4)	(18.9)
Add: LIFO inventory decrement	5.4	124.5	5.4	124.5
Add: Martinez refinery fire expenses	40.6	—	163.7	—
Add: Gain on insurance recoveries, net	(393.5)	—	(832.5)	—
Add: Costs related to RBI initiative	8.1	—	29.6	—
Add: Gain on sale of terminal assets	—	—	(94.0)	—
Add: Change in fair value of contingent consideration, net	—	—	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	—	—	8.7
EBITDA excluding special items	$248.9	$(263.9)	$166.5	$42.2

	Three Months Ended		Year Ended
	December 31,		December 31,
RECONCILIATION OF EBITDA TO ADJUSTED EBITDA	2025	2024	2025	2024
EBITDA	$277.5	$(219.2)	$591.7	$(68.8)
Add: Stock-based compensation	9.2	14.2	39.0	44.3
Special Items (Note 4):
Add: LCM inventory adjustment	313.0	(154.5)	313.0	—
Add: LCM inventory adjustment - SBR	(2.2)	(14.7)	(10.4)	(18.9)
Add: LIFO inventory decrement	5.4	124.5	5.4	124.5
Add: Martinez refinery fire expenses	40.6	—	163.7	—
Add: Gain on insurance recoveries, net	(393.5)	—	(832.5)	—
Add: Costs related to RBI initiative	8.1	—	29.6	—
Add: Gain on sale of terminal assets	—	—	(94.0)	—
Add: Change in fair value of contingent consideration, net	—	—	—	(3.3)
Add: Loss on formation of SBR equity method investment	—	—	—	8.7
Adjusted EBITDA	$258.1	$(249.7)	$205.5	$86.5

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATED BALANCE SHEET DATA
(Unaudited, in millions)

	December 31,	December 31,
	2025	2024
Balance Sheet Data:
Cash and cash equivalents	$527.9	$536.1
Inventories	2,563.1	2,595.3
Total assets	13,019.9	12,703.2
Total debt	2,148.3	1,457.3
Total equity	5,449.9	5,678.6
Total equity excluding special items (Note 4, 13)	4,143.5	4,686.8

Total debt to capitalization ratio (Note 13)	28%	20%
Total debt to capitalization ratio, excluding special items (Note 13)	34%	24%
Net debt to capitalization ratio (Note 13)	23%	14%
Net debt to capitalization ratio, excluding special items (Note 13)	28%	16%

SUMMARIZED STATEMENT OF CASH FLOW DATA
(Unaudited, in millions)

	Year Ended December 31,
	2025	2024
Cash flows (used in) provided by operations	$(78.0)	$43.4
Cash flows used in investing activities	(480.2)	(1,041.5)
Cash flows provided by (used in) financing activities	550.0	(249.3)
Net change in cash and cash equivalents	(8.2)	(1,247.4)
Cash and cash equivalents, beginning of period	536.1	1,783.5
Cash and cash equivalents, end of period	$527.9	$536.1

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
CONSOLIDATING FINANCIAL INFORMATION (Note 8)
(Unaudited, in millions)

	Three Months Ended December 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,133.4	$93.5	$—	$(87.4)	$7,139.5
Cost of products and other	6,538.8	1.2	—	(83.1)	6,456.9
Operating expenses (income)	644.0	29.4	—	(4.4)	669.0
Depreciation and amortization expense	137.3	8.3	3.6	—	149.2
Other segment (income) expenses, net (a) (b)	(392.4)	2.0	126.8	—	(263.6)
Income (loss) from operations	205.7	52.7	(130.4)	—	128.0
Interest (income) expense, net	(11.6)	(0.4)	52.6	—	40.6
Capital expenditures (c)	113.6	3.1	7.5	—	124.2

	Three Months Ended December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$7,342.1	$97.6	$—	$(88.4)	$7,351.3
Cost of products and other	6,923.6	4.5	—	(84.0)	6,844.1
Operating expenses (income)	629.8	30.4	—	(4.4)	655.8
Depreciation and amortization expense	150.8	9.1	3.4	—	163.3
Other segment expenses, net (a) (b)	—	1.9	69.4	—	71.3
Income (loss) from operations (b)	(362.0)	51.7	(72.9)	—	(383.2)
Interest (income) expense, net	(4.1)	(0.4)	27.3	—	22.8
Capital expenditures (c)	230.5	3.9	3.0	—	237.4

	Year Ended December 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$29,297.7	$383.5	$—	$(348.9)	$29,332.3
Cost of products and other	26,950.2	8.3	—	(331.5)	26,627.0
Operating expenses (income)	2,547.0	116.5	—	(17.5)	2,646.0
Depreciation and amortization expense	594.2	36.1	14.4	—	644.7
Other segment (income) expenses, net (a) (b)	(831.4)	(86.9)	387.2	—	(531.1)
Income (loss) from operations	37.6	309.6	(401.5)	—	(54.3)
Interest (income) expense, net	(27.7)	(1.6)	210.9	—	181.6
Capital expenditures (c)	598.1	17.0	13.8	—	628.9

	Year Ended December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Revenues	$33,077.9	$386.8	$—	$(349.4)	$33,115.3
Cost of products and other	30,590.4	8.3	—	(332.0)	30,266.7
Operating expenses (income)	2,487.8	135.8	—	(17.4)	2,606.2
Depreciation and amortization expense	578.4	36.2	13.2	—	627.8
Other segment expenses, net (a) (b)	0.9	7.3	305.4	—	313.6
Income (loss) from operations (b)	(579.5)	199.1	(318.6)	—	(699.0)
Interest (income) expense, net	(14.1)	(1.9)	88.0	—	72.0
Capital expenditures (c)	994.8	6.5	7.0	—	1,008.3

	Balance at December 31, 2025
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (d)	$11,469.1	$683.4	$906.3	$(38.9)	$13,019.9

	Balance at December 31, 2024
	Refining	Logistics	Corporate	Eliminations	Consolidated Total
Total Assets (d)	$10,945.5	$781.9	$1,015.4	$(39.6)	$12,703.2

(a) Other segment (income) expenses, net include General and administrative expenses (excluding depreciation and amortization expense), Gain on insurance recoveries, net, Change in fair value of contingent consideration, net, Equity loss in investee, Loss (gain) on formation of SBR equity method investment, and (Gain) loss on sale of assets.
(b) Income (loss) from operations and Other segment (income) expenses, net within Corporate for the year ended December 31, 2024, included a $8.7 million reduction of the gain associated with the formation of the SBR equity method investment.

(c) For the three months and year ended December 31, 2025, the Company’s refining segment Capital expenditures exclude $273.4 million and $532.9 million, respectively, of costs associated with the rebuild of units damaged by the Martinez refinery fire. For the year ended December 31, 2024, the Company's refining segment includes $5.6 million of capital expenditures related to the construction of the biorefinery co-located with the Chalmette refinery in Louisiana (the “Renewable Diesel Facility”).

(d) As of December 31, 2025 and December 31, 2024, Corporate assets include the Company’s Equity method investment in SBR of $826.3 million and $866.8 million, respectively.

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
MARKET INDICATORS AND KEY OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
Market Indicators (dollars per barrel) (Note 9)	2025	2024	2025	2024
Dated Brent crude oil	$63.70	$74.80	$69.03	$80.72
West Texas Intermediate (WTI) crude oil	$59.24	$70.42	$64.87	$75.87
Light Louisiana Sweet (LLS) crude oil	$60.75	$72.60	$67.08	$78.33
Alaska North Slope (ANS) crude oil	$64.02	$74.28	$69.67	$80.24
Crack Spreads:
Dated Brent (NYH) 2-1-1	$25.24	$14.32	$22.59	$18.24
WTI (Chicago) 4-3-1	$16.16	$11.01	$18.31	$16.27
LLS (Gulf Coast) 2-1-1	$24.94	$14.07	$21.76	$18.21
ANS (West Coast-LA) 4-3-1	$28.66	$17.90	$27.52	$23.36
ANS (West Coast-SF) 3-2-1	$28.29	$17.81	$30.14	$24.62
Crude Oil Differentials:
Dated Brent (foreign) less WTI	$4.46	$4.38	$4.16	$4.84
Dated Brent less Maya (heavy, sour)	$9.37	$12.66	$9.31	$12.31
Dated Brent less WTS (sour)	$5.26	$4.72	$4.34	$4.85
Dated Brent less ASCI (sour)	$5.50	$4.93	$4.12	$5.23
WTI less WCS (heavy, sour)	$12.52	$12.92	$12.17	$14.82
WTI less Bakken (light, sweet)	$1.49	$1.17	$1.21	$1.39
WTI less Syncrude (light, sweet)	$1.58	$1.08	$0.97	$0.75
WTI less LLS (light, sweet)	$(1.51)	$(2.18)	$(2.21)	$(2.45)
WTI less ANS (light, sweet)	$(4.78)	$(3.86)	$(4.80)	$(4.36)
Effective RIN basket price	$6.11	$4.05	$5.85	$3.75
Natural gas (dollars per MMBTU)	$4.04	$2.98	$3.62	$2.41

Key Operating Information
Production (barrels per day ("bpd") in thousands)	897.3	871.1	838.5	913.1
Crude oil and feedstocks throughput (bpd in thousands)	888.9	862.0	832.9	904.0
Total crude oil and feedstocks throughput (millions of barrels)	81.8	79.3	304.0	330.9
Consolidated gross margin per barrel of throughput	$(1.62)	$(3.89)	$(1.87)	$(1.13)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$11.16	$4.89	$8.77	$7.89
Refinery operating expense, per barrel of throughput (Note 11)	$7.87	$7.94	$8.38	$7.52
Crude and feedstocks (% of total throughput) (Note 12)
Heavy	22%	33%	25%	31%
Medium	42%	35%	37%	38%
Light	16%	19%	21%	17%
Other feedstocks and blends	20%	13%	17%	14%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput)
Gasoline and gasoline blendstocks	45%	46%	45%	47%
Distillate and distillate blendstocks	35%	36%	35%	34%
Lubes	1%	1%	1%	1%
Chemicals	1%	1%	1%	1%
Other	19%	17%	19%	18%
Total yield	101%	101%	101%	101%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Supplemental Operating Information - East Coast Refining System (Delaware City and Paulsboro)
Production (bpd in thousands)	330.5	280.2	297.6	301.7
Crude oil and feedstocks throughput (bpd in thousands)	330.6	281.4	300.3	305.2
Total crude oil and feedstocks throughput (millions of barrels)	30.4	25.9	109.6	111.7
Gross margin per barrel of throughput	$(0.26)	$2.28	$(0.43)	$(3.18)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$11.50	$4.42	$8.39	$4.74
Refinery operating expense, per barrel of throughput (Note 11)	$5.24	$6.31	$5.76	$5.66
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	15%	28%	21%	25%
Medium	54%	40%	47%	42%
Light	9%	14%	12%	14%
Other feedstocks and blends	22%	18%	20%	19%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	37%	38%	37%	35%
Distillates and distillate blendstocks	39%	38%	39%	36%
Lubes	2%	2%	2%	2%
Chemicals	1%	2%	1%	1%
Other	21%	20%	20%	25%
Total yield	100%	100%	99%	99%

Supplemental Operating Information - Mid-Continent (Toledo)
Production (bpd in thousands)	149.4	153.7	149.4	143.3
Crude oil and feedstocks throughput (bpd in thousands)	147.0	150.6	147.0	140.7
Total crude oil and feedstocks throughput (millions of barrels)	13.6	13.8	53.7	51.5
Gross margin per barrel of throughput	$(12.67)	$5.82	$(2.29)	$2.28
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$9.96	$5.85	$9.53	$10.33
Refinery operating expense, per barrel of throughput (Note 11)	$6.12	$6.16	$6.26	$6.10
Crude and feedstocks (% of total throughput) (Note 12):
Medium	43%	38%	39%	38%
Light	52%	58%	58%	59%
Other feedstocks and blends	5%	4%	3%	3%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	52%	52%	53%	54%
Distillate and distillate blendstocks	40%	41%	38%	37%
Chemicals	4%	4%	4%	4%
Other	6%	5%	7%	7%
Total yield	102%	102%	102%	102%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
SUPPLEMENTAL OPERATING INFORMATION
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2025	2024	2025	2024
Supplemental Operating Information - Gulf Coast (Chalmette)
Production (bpd in thousands)	182.3	146.8	177.7	162.8
Crude oil and feedstocks throughput (bpd in thousands)	179.4	148.4	174.8	162.2
Total crude oil and feedstocks throughput (millions of barrels)	16.5	13.7	63.8	59.4
Gross margin per barrel of throughput	$6.43	$(7.44)	$2.28	$0.34
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$12.66	$2.87	$9.04	$7.83
Refinery operating expense, per barrel of throughput (Note 11)	$5.37	$6.54	$5.55	$6.00
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	14%	14%	12%	14%
Medium	43%	47%	42%	50%
Light	21%	25%	26%	19%
Other feedstocks and blends	22%	14%	20%	17%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	48%	34%	47%	42%
Distillate and distillate blendstocks	31%	35%	32%	35%
Chemicals	2%	2%	1%	1%
Other	21%	28%	22%	22%
Total yield	102%	99%	102%	100%

Supplemental Operating Information - West Coast (Torrance and Martinez)
Production (bpd in thousands)	235.1	290.4	213.8	305.3
Crude oil and feedstocks throughput (bpd in thousands)	231.9	281.6	210.8	295.9
Total crude oil and feedstocks throughput (millions of barrels)	21.3	25.9	76.9	108.3
Gross margin per barrel of throughput	$(5.32)	$(15.44)	$(10.00)	$(3.33)
Gross refining margin, excluding special items, per barrel of throughput (Note 4, Note 10)	$10.28	$5.94	$8.55	$10.02
Refinery operating expense, per barrel of throughput (Note 11)	$14.68	$11.26	$15.93	$10.95
Crude and feedstocks (% of total throughput) (Note 12):
Heavy	51%	66%	59%	61%
Medium	23%	21%	19%	26%
Light	2%	—%	3%	—%
Other feedstocks and blends	24%	13%	19%	13%
Total throughput	100%	100%	100%	100%
Yield (% of total throughput):
Gasoline and gasoline blendstocks	51%	59%	50%	59%
Distillate and distillate blendstocks	28%	30%	29%	29%
Other	22%	14%	22%	15%
Total yield	101%	103%	101%	103%

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
RECONCILIATION OF AMOUNTS REPORTED UNDER U.S. GAAP
GROSS REFINING MARGIN / GROSS REFINING MARGIN PER BARREL OF THROUGHPUT (Note 10)
(Unaudited, in millions, except per barrel amounts)

	Three Months Ended		Three Months Ended
	December 31, 2025		December 31, 2024
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$7,139.5	$87.28	$7,351.3	$92.70
Less: Cost of sales	7,271.5	88.90	7,659.8	96.59
Consolidated gross margin	$(132.0)	$(1.62)	$(308.5)	$(3.89)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(132.0)	$(1.62)	$(308.5)	$(3.89)
Add: Logistics operating expense	29.4	0.36	30.4	0.38
Add: Logistics depreciation expense	8.3	0.10	9.1	0.11
Less: Logistics gross margin	(92.4)	(1.13)	(93.0)	(1.17)
Add: Refining operating expense	644.0	7.87	629.8	7.94
Add: Refining depreciation expense	137.3	1.68	150.8	1.90
Gross refining margin	$594.6	$7.26	$418.6	$5.27
Special Items (Note 4):
Add: LCM inventory adjustment	313.0	3.83	(154.5)	(1.95)
Add: LIFO inventory decrement	5.4	0.07	124.5	1.57
Gross refining margin excluding special items	$913.0	$11.16	$388.6	$4.89

	Year Ended		Year Ended
	December 31, 2025		December 31, 2024
RECONCILIATION OF CONSOLIDATED GROSS MARGIN TO GROSS REFINING MARGIN AND GROSS REFINING MARGIN EXCLUDING SPECIAL ITEMS	$	per barrel of throughput	$	per barrel of throughput
Calculation of consolidated gross margin:
Revenues	$29,332.3	$96.49	$33,115.3	$100.08
Less: Cost of sales	29,903.3	98.36	33,487.5	101.21
Consolidated gross margin	$(571.0)	$(1.87)	$(372.2)	$(1.13)
Reconciliation of consolidated gross margin to gross refining margin:
Consolidated gross margin	$(571.0)	$(1.87)	$(372.2)	$(1.13)
Add: Logistics operating expense	116.5	0.38	135.8	0.41
Add: Logistics depreciation expense	36.1	0.12	36.2	0.11
Less: Logistics gross margin	(375.3)	(1.24)	(378.4)	(1.15)
Add: Refining operating expense	2,547.0	8.38	2,487.8	7.52
Add: Refining depreciation expense	594.2	1.95	578.4	1.75
Gross refining margin	$2,347.5	$7.72	$2,487.6	$7.51
Special Items (Note 4):
Add: LCM inventory adjustment	313.0	1.03	—	—
Add: LIFO inventory decrement	5.4	0.02	124.5	0.38
Gross refining margin excluding special items	$2,665.9	$8.77	$2,612.1	$7.89

See Footnotes to Earnings Release Tables

PBF ENERGY INC. AND SUBSIDIARIES
EARNINGS RELEASE TABLES
FOOTNOTES TO EARNINGS RELEASE TABLES

(1) Adjusted fully-converted information is presented in this table as management believes that these Non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful to investors to compare our results across the periods presented and facilitates an understanding of our operating results. We also use these measures to evaluate our operating performance. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The differences between adjusted fully-converted and GAAP results are explained in footnotes 2 through 6.

(2) Represents the elimination of the noncontrolling interest associated with the ownership by the members of PBF Energy Company LLC ("PBF LLC") other than PBF Energy Inc., as if such members had fully exchanged their PBF LLC Series A Units for shares of PBF Energy Class A common stock.

(3) Represents an adjustment to reflect PBF Energy’s annualized statutory corporate tax rate of approximately 26.0% for both the 2025 and 2024 periods, applied to net income (loss) attributable to noncontrolling interest for all periods presented. The adjustment assumes the full exchange of existing PBF LLC Series A Units as described in footnote 2.

(4) The Non-GAAP measures presented include adjusted fully-converted net income (loss) excluding special items, income (loss) from operations excluding special items, EBITDA excluding special items and gross refining margin excluding special items. Special items for the periods presented relate to LCM inventory adjustment, our share of the SBR LCM inventory adjustments, a LIFO inventory decrement, expenses associated with the Martinez refinery fire, gain on insurance recoveries, net, costs related to the RBI initiative, gain on sale of terminal assets, net changes in fair value of contingent consideration, and loss on the formation of the SBR equity method investment, all as discussed further below. Additionally, the cumulative effects of all current and prior period special items on equity are shown in footnote 13.

Although we believe that Non-GAAP financial measures excluding the impact of special items provide useful supplemental information to investors regarding the results and performance of our business and allow for useful period-over-period comparisons, such Non-GAAP measures should only be considered as a supplement to, and not as a substitute for, or superior to, the financial measures prepared in accordance with GAAP.

Special Items:

LCM inventory adjustment - LCM is a GAAP requirement related to inventory valuation that mandates inventory to be stated at the lower of cost or market. Our inventories are stated at the lower of cost or market. Cost is determined using the last-in, first-out ("LIFO") inventory valuation methodology, in which the most recently incurred costs are charged to cost of sales and inventories are valued at base layer acquisition costs. Market price is determined based on an assessment of the current estimated replacement cost and net realizable selling price of the inventory. In periods where the market price of our inventory declines substantially, cost values of inventory may exceed market values. In such instances, we record an adjustment to write down the value of inventory to market value in accordance with GAAP. In subsequent periods, the value of inventory is reassessed, and an LCM inventory adjustment is recorded to reflect the net change in the LCM inventory reserve between the prior period and the current period. The net impact of these LCM inventory adjustments is included in the Refining segment’s income from operations, but are excluded from the operating results presented, as applicable, in order to make such information comparable between periods.

PBF Energy LCM inventory adjustment - During both the three months and year ended December 31, 2025, we recorded an adjustment to value our inventories to the LCM which decreased income from operations and net income by $313.0 million and $231.6 million, respectively. During the three months ended December 31, 2024, we recorded an adjustment to the LCM reserve which increased income from operations and net income by $154.5 million and $114.3 million, respectively. There were no such adjustments in any of the other periods presented.

SBR LCM inventory adjustment - During the years ended December 31, 2025 and December 31, 2024, SBR recorded adjustments to the LCM reserve which increased its income from operations by $20.8 million and $37.7 million, respectively. Our Equity loss in investee includes our 50% share of these adjustments. During the three months and year ended December 31, 2025 these LCM adjustments increased our income from operations by $2.2 million and $10.4 million, respectively ($1.6 million and $7.7 million, respectively, net of tax). During the three months and year ended December 31, 2024 these LCM adjustments increased our income from operations by $14.7 million and $18.9 million, respectively ($10.9 million and $14.0 million, respectively, net of tax).

LIFO inventory decrement - During both the three months and year ended December 31, 2025, the Company recorded a pre-tax charge to cost of products and other related to a LIFO inventory layer decrement, primarily associated with the Martinez refinery. These charges decreased income from operations and net income by $5.4 million and $4.0 million, respectively, for both the three months and year ended December 31, 2025. During both the three months and year ended December 31, 2024, the Company recorded a pre-tax charge to cost of products and other related to a LIFO inventory layer decrement, primarily related to our East Coast and Gulf Coast LIFO inventory layers. These charges decreased income from operations and net income by $124.5 million and $92.1 million, respectively, for both the three months and year ended December 31, 2024.

Martinez refinery fire expenses - During the three months and year ended December 31, 2025, we recorded operating expenses associated with the Martinez refinery fire that decreased income from operations by $40.6 million and $163.7 million, respectively ($30.0 million and $121.1 million, respectively, net of tax). There were no such costs in any of the other periods presented.

Gain on insurance recoveries, net - During the three months and year ended December 31, 2025, we recorded gains on insurance recoveries associated with the Martinez refinery fire that increased income from operations by $393.5 million and $832.5 million, respectively ($291.2 million and $616.1 million, respectively, net of tax). There were no such gains in any of the other periods presented.

Costs related to RBI initiative - During the year ended December 31, 2025, we launched our RBI initiative as part of our ongoing strategic efforts to extract incremental value across our business. As a result, during the three months and year ended December 31, 2025, we recorded expenses related to the execution of this initiative which decreased income by $8.1 million and $29.6 million, respectively ($6.0 million and $21.9 million, net of tax, respectively). There were no such costs in any of the other periods presented.

Gain on sale of terminal assets - During the year ended December 31, 2025, we recorded a gain on the sale of our terminal assets, through a subsidiary of PBFX, which increased income from operations and net income by $94.0 million and $69.6 million, respectively. There were no such gains during any of the other periods presented.

Change in fair value of contingent consideration, net - During the year ended December 31, 2024, we recorded a net change in fair value of contingent consideration related to the earn-out liability associated with the acquisition of the Martinez refinery (the "Martinez Contingent Consideration"), which increased income from operations and net income by $3.3 million and $2.4 million, respectively. The Martinez Contingent Consideration final earn-out payment of $18.8 million was paid in full during the second quarter of 2024.

Loss on formation of SBR equity method investment - During the year ended December 31, 2024, we recorded a reduction of our gain associated with the formation of the SBR equity method investment, which decreased income from operations and net income by $8.7 million and $6.4 million, respectively.

Recomputed income tax on special items - The income tax impact on special items was calculated using the tax rates shown in footnote 3 above.

(5) Represents an adjustment to weighted-average diluted shares outstanding to assume the full exchange of existing PBF LLC Series A Units as described in footnote 2 above.

(6) Represents weighted-average diluted shares outstanding assuming the conversion of all common stock equivalents, including options and warrants for PBF LLC Series A Units and performance share units and options for shares of PBF Energy Class A common stock as calculated under the treasury stock method (to the extent the impact of such exchange would not be anti-dilutive) for the three months and years ended December 31, 2025 and 2024, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 1,902,642 and 6,771,051 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2025, respectively. Common stock equivalents exclude the effects of performance share units and options and warrants to purchase 5,880,949 and 4,413,417 shares of PBF Energy Class A common stock and PBF LLC Series A Units because they are anti-dilutive for the three months and year ended December 31, 2024, respectively. For periods showing a net loss, all common stock equivalents and unvested restricted stock are considered anti-dilutive.

(7) Earnings before Interest, Income Taxes, Depreciation and Amortization ("EBITDA") and Adjusted EBITDA are supplemental measures of performance that are not required by, or presented in accordance with, GAAP. Adjusted EBITDA is defined as EBITDA before adjustments for items such as stock-based compensation expense, LCM inventory adjustment, our share of the SBR LCM inventory adjustment, LIFO inventory decrement, expenses associated with the Martinez refinery fire, gain on insurance recoveries, net, costs related to RBI initiative, gain on sale of our terminal assets, net change in the fair value of contingent consideration, loss on the formation of the SBR equity method investment, loss on extinguishment of debt, gain on land sales, changes in the Tax Receivable Agreement liability, and certain other non-cash items. We use these Non-GAAP financial measures as a supplement to our GAAP results in order to provide additional metrics on factors and trends affecting our business. EBITDA and Adjusted EBITDA are measures of operating performance that are not defined by GAAP and should not be considered substitutes for net income as determined in accordance with GAAP. In addition, because EBITDA and Adjusted EBITDA are not calculated in the same manner by all companies, they are not necessarily comparable to other similarly titled measures used by other companies. EBITDA and Adjusted EBITDA have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(8) We operate in two reportable segments: Refining and Logistics. Our operations that are not included in the Refining and Logistics segments are included in Corporate. As of December 31, 2025, the Refining segment includes the operations of our oil refineries and related facilities in Delaware City, Delaware, Paulsboro, New Jersey, Toledo, Ohio, Chalmette, Louisiana, Torrance, California and Martinez, California. The Logistics segment includes the operations of PBF Logistics LP ("PBFX"), an indirect wholly-owned subsidiary of PBF Energy and PBF LLC, which owns or leases, operates, develops and acquires crude oil and refined petroleum products terminals, pipelines, storage facilities and similar logistics assets. PBFX's assets primarily consist of rail and truck terminals and unloading racks, storage facilities and pipelines, a substantial portion of which were acquired from or contributed by PBF LLC and are located at, or nearby, our refineries. PBFX provides various rail, truck and marine terminaling services, pipeline transportation services and storage services to PBF Holding and/or its subsidiaries and third party customers through fee-based commercial agreements.

PBFX currently does not generate significant third party revenue and intersegment related-party revenues are eliminated in consolidation. From a PBF Energy perspective, our chief operating decision maker evaluates the Logistics segment as a whole without regard to any of PBFX’s individual operating segments.

(9) As reported by Platts, a division of The McGraw-Hill Companies. Effective RIN basket price is recalculated based on information as reported by Argus.

(10) Gross refining margin and gross refining margin per barrel of throughput are Non-GAAP measures because they exclude refinery operating expenses, depreciation and amortization and gross margin of PBFX. Gross refining margin per barrel is gross refining margin, divided by total crude and feedstocks throughput. We believe they are important measures of operating performance and provide useful information to investors because gross refining margin per barrel is a helpful metric comparison to the industry refining margin benchmarks shown in the Market Indicators Tables, as the industry benchmarks do not include a charge for refinery operating expenses and depreciation. Other companies in our industry may not calculate gross refining margin and gross refining margin per barrel in the same manner. Gross refining margin and gross refining margin per barrel of throughput have their limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP.

(11) Represents refinery operating expenses, including corporate-owned logistics assets, excluding depreciation and amortization, divided by total crude oil and feedstocks throughput.

(12) We define heavy crude oil as crude oil with American Petroleum Institute (API) gravity less than 24 degrees. We define medium crude oil as crude oil with API gravity between 24 and 35 degrees. We define light crude oil as crude oil with API gravity higher than 35 degrees.

(13) The total debt to capitalization ratio is calculated by dividing total debt by the sum of total debt and total equity. This ratio is a measurement that management believes is useful to investors in analyzing our leverage. Net debt and the net debt to capitalization ratio are Non-GAAP measures. Net debt is calculated by subtracting cash and cash equivalents from total debt. We believe these measurements are also useful to investors since we have the ability to and may decide to use a portion of our cash and cash equivalents to retire or pay down our debt. Additionally, we have also presented the total debt to capitalization and net debt to capitalization ratios excluding the cumulative effects of special items on equity.

	December 31,	December 31,
	2025	2024
	(in millions)
Total debt	$2,148.3	$1,457.3
Total equity	5,449.9	5,678.6
Total capitalization	$7,598.2	$7,135.9

Total debt	$2,148.3	$1,457.3
Total equity excluding special items	4,143.5	4,686.8
Total capitalization excluding special items	$6,291.8	$6,144.1

Total equity	$5,449.9	$5,678.6
Special Items (Note 4)
Add: LCM inventory adjustments	313.0	—
Add: LCM inventory adjustment - SBR	(10.4)	—
Add: LIFO inventory decrement	5.4	—
Add: Martinez refinery fire expenses	163.7	—
Add: Gain on insurance recoveries, net	(832.5)	—
Add: Costs related to RBI initiative	29.6	—
Add: Gain on sale of terminal assets	(94.0)	—
Add: Cumulative historical equity adjustments (a)	(1,328.1)	(1,328.1)
Less: Recomputed income tax on special items	446.9	336.3
Net impact of special items to equity	(1,306.4)	(991.8)
Total equity excluding special items	$4,143.5	$4,686.8

Total debt	$2,148.3	$1,457.3
Less: Cash and cash equivalents	527.9	536.1
Net debt	$1,620.4	$921.2

Total debt to capitalization ratio	28%	20%
Total debt to capitalization ratio, excluding special items	34%	24%
Net debt to capitalization ratio	23%	14%
Net debt to capitalization ratio, excluding special items	28%	16%
(a) All prior year special items are reflected on an aggregate basis within “Cumulative historical equity adjustments” before recomputed income tax effect. Refer to the Company’s 2024 Annual Report on Form 10-K (“Notes to Non-GAAP Financial Measures” within Management’s Discussion and Analysis of Financial Condition and Results of Operations) for a listing of special items included in cumulative historical equity adjustments prior to 2025.